As filed with the Securities and Exchange Commission on June 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zapata Computing Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-4706968
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Federal Street, Floor 20 Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan

Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan

Zapata Computing, Inc. 2018 Stock Incentive Plan

Nonstatutory Stock Option Award Agreements

2024 Inducement Stock Incentive Plan

(Full title of the plan)

Christopher Savoie

President and Chief Executive Officer

Zapata Computing Holdings Inc.

100 Federal Street, Floor 20

Boston, MA 02110

(Name and address of agent for service)

(844) 492-7282

(Telephone number, including area code, of agent for service)

With a copy to:

Stacie S. Aarestad

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Tel: (617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Zapata Computing Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with respect to the offering of up to 8,468,701 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), consisting of:

•	3,491,146 shares of Common Stock issuable pursuant to the Registrant’s 2024 Equity and Incentive Plan;

•	581,858 shares of Common Stock issuable pursuant to the Registrant’s 2024 Employee Stock Purchase Plan;

•

2,895,697 shares of Common Stock issuable pursuant to stock options granted under the Zapata Computing, Inc. 2018 Stock Incentive Plan, which stock options were assumed by the Registrant pursuant to the Business Combination Agreement, dated September 6, 2023, by and among the Registrant (formerly known as Andretti Acquisition Corp.), Tigre Merger Sub, Inc. and Zapata Computing, Inc.;

•

900,000 shares of Common Stock issuable upon exercise of nonstatutory stock options granted to two employees of the Registrant to induce such employees to accept employment with the Registrant, which awards were approved by the compensation committee and the board of directors of the Registrant in compliance with and in reliance on Nasdaq Listing Rule 5635(c)(4); and

•	600,000 shares of Common Stock issuable pursuant to the 2024 Inducement Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of the Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 26, 2024;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the Commission on May 15, 2024;

(c)

The Registrant’s Current Reports on Form 8-K, field with the Commission on January  29, 2024, February  8, 2024, February  13, 2024, March  18, 2024, March  25, 2024, March  26, 2024, April  3, 2024, May  13, 2024 and June 13, 2024; and

(c)

the description of the Common Stock contained in its Registration Statement on Form 8-A filed with the SEC on March 28, 2024, including any amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation (the “Certificate of Incorporation”), a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference, provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s Certificate of Incorporation and Bylaws generally provide that the Registrant will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of its directors or executive officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(a)	Exhibits

Exhibit Number	Exhibit Description

4.1	Certificate of Incorporation of Zapata Computing Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

4.2	Bylaws of Zapata Computing Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

5.1*	Opinion of Foley Hoag LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Marcum LLP

Exhibit Number	Exhibit Description

23.3	Consent of Foley Hoag LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

99.1	Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

99.2	Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

99.3	Zapata Computing, Inc. 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the Company on December 1, 2023)

99.4*	Form of Nonstatutory Stock Option Award Agreement (Inducement Award)

99.5*	Zapata Computing Holdings Inc. 2024 Inducement Stock Incentive Plan

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts on the 14th day of June, 2024.

Zapata Computing Holdings Inc.

By:	/s/ Christopher Savoie, Ph.D., J.D.
Name:	Christopher Savoie, Ph.D., J.D.
Title:	Chief Executive Officer and Chair of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Christopher Savoie and Sumit Kapur as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 and any and all amendments to such Registration Statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Savoie, Ph.D., J.D. Christopher Savoie, Ph.D., J.D.	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	June 14, 2024

/s/ Sumit Kapur Sumit Kapur	Chief Financial Officer (Principal Financial and Accounting Officer)	June 14, 2024

/s/ William M. Brown William M. Brown	Director	June 14, 2024

/s/ Clark Golestani Clark Golestani	Director	June 14, 2024

/s/ Dana Jones Dana Jones	Director	June 14, 2024

/s/ Jeffrey Huber Jeffrey Huber	Director	June 14, 2024

/s/ William Klitgaard	Director	June 14, 2024
William Klitgaard

/s/ Raj Ratnakar Raj Ratnakar	Director	June 14, 2024